Exhibit 5.2

March 28, 2014

Summit Materials, LLC

Summit Materials Finance Corp.

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Elam Construction, Inc., a Colorado corporation, and B & B Resources, Inc., a Utah corporation (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Summit Materials, LLC, a Delaware limited liability company (the “Company”), Summit Materials Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), the Guarantors, and other guarantors party thereto, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Issuers of up to $260,000,000 aggregate principal amount of 10.5% Senior Notes due 2020 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of January 30, 2012 (as amended by the first supplemental indenture, dated as of March 13, 2012, the second supplemental indenture, dated as of January 17, 2014, and the third supplemental indenture, dated as of February 21, 2014, the “Indenture”), among the Issuers, the Guarantors, the other guarantors named therein, and Wilmington Trust, National Association, as trustee. The Exchange Securities and the Exchange Guarantees will be offered by the Issuers in exchange for their outstanding 10.5% Senior Notes due 2020 that were issued on January 17, 2014.

We have examined the Registration Statement and the Indenture (including the form of Exchange Security and Exchange Guarantee set forth therein), which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the articles of incorporation or articles of organization and bylaws or operating agreements, as applicable, and certain corporate records of the Guarantors, and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions, we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Guarantors reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by each Guarantor.

2. Each Guarantor has duly authorized its Exchange Guarantee.

3. The execution, delivery and performance by each Guarantor of the Indenture and its Exchange Guarantee does not violate any provision of statutory law or regulation of the States of Colorado or Utah, as applicable to each respective Guarantor.

Summit Materials, LLC

Summit Materials Finance Corp.

March 28, 2014

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

(a) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

(b) The Exchange Securities and Exchange Guarantees will be issued as described in the Registration Statement.

(c) This opinion is limited to the laws of the States of Colorado and Utah as applicable to each respective Guarantor.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Holland & Hart LLP

HOLLAND & HART LLP